Exhibit 21

  INFOTEC BUSINESS SYSTEMS, INC.
  FORM 10-KSB


  List of Subsidiaries



                                     Jurisdiction of
            Subsidiary               Incorporation          % Ownership

  Infotec Business Strategies, Inc. British Columbia, Canada   100.0%

  Eventec Inc.                Nevada, U.S.A.                   100.0%